CINDY SHY, P.C.

                                                                     A professional law corporation

P.O. Box 380-236   •   Ivins, Utah 84738   •   Telephone (435) 674-1282   •   Fax (435) 673-2127

CONSENT OF COUNSEL

The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption “Interest of Named Experts and Counsel” to the Post-effective Amendment No. 1 to the registration statement on Form SB-2 of Flexpoint Sensor Systems, Inc.

Cindy Shy, P.C.

/s/Cindy Shy

By ______________________

Cindy Shy, Attorney

Ivins, Utah

October 5, 2006